UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

August 23, 2010

(Date of earliest event reported)

Volcom, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51382	33-0466919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1740 Monrovia Avenue, Costa Mesa, California		92627
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 646-2175

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On August 23, 2010, Volcom, Inc. (“Volcom”), entered into an amendment with Bank of the West to extend Volcom’s Credit Agreement with Bank of the West, dated as of July 20, 2006, as amended, (the “Credit Agreement”) to August 31, 2012. In addition, on August 23, 2010, Volcom’s wholly-owned subsidiaries Volcom International SARL and Volcom SAS (the “Volcom Subsidiaries”) entered into amendments with Bank of the West to extend each of the Volcom Subsidiaries’ Credit Agreements with Bank of the West, each dated as of November 9, 2006, as amended, (the “Subsidiary Credit Agreements”) to August 31, 2012. There were no other material changes to the Credit Agreement or the Subsidiary Credit Agreements.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information filed in Item 1.01, “Entry Into a Material Definitive Agreement” is also filed pursuant to this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 4 to the Credit Agreement and Amendments No. 2 to the Subsidiary Credit Agreements dated as of July 20, 2006 and November 9, 2006, respectively, between Volcom, Inc., Volcom International SARL, Volcom SAS, and Bank of the West

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcom, Inc.
(Registrant)

Date: August 26, 2010	By	/s/ S. HOBY DARLING
S. Hoby Darling
Senior Vice President of Strategic Development, General Counsel

Exhibit Index

Exhibit No.	Description

10.1.	Amendment No. 4 to the Credit Agreement and Amendments No. 2 to the Subsidiary Credit Agreements dated as of July 20, 2006 and November 9, 2006, respectively, between Volcom, Inc., Volcom International SARL, Volcom SAS, and Bank of the West